                                                                   EXHIBIT 10.13

                  JOINT EXPLORATION AND DEVELOPMENT AGREEMENT


     THIS JOINT EXPLORATION AND DEVELOPMENT AGREEMENT (the "Agreement") is dated as of April 3, 1998, by and among CamWest Limited Partnership, an Arkansas limited partnership ("CamWest"), Pinnacle Oil International Inc., a Nevada corporation ("POII"), and Pinnacle Oil Inc., a Nevada corporation ("POI"), and Pinnacle Oil Canada Ltd. ("POC"), a corporation formed under the laws of Canada. POII, POI and POC are referred to herein collectively as "Pinnacle." CamWest and Pinnacle are sometimes referred to herein collectively as the "Parties" and each individually as a "Party." Momentum Resources Ltd., a Bahamas corporation ("Momentum") joins this Agreement for the purposes of making certain representations and covenants, as set forth in Section 4.3.

                                    RECITALS
                                    --------

     A. Momentum has granted Pinnacle an exclusive license (the "License") to use a certain stress field detector technology for the purpose of generating certain signal data for the exploration of petroleum substances.

     B. Pinnacle and CamWest desire to enter into this Agreement, whereby (i) Pinnacle and CamWest will utilize the stress field detector technology on a world-wide basis to explore for Petroleum Substances, and (ii) CamWest will acquire interests in certain lands and will assign to Pinnacle a working or a royalty interest in such lands.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants exchanged herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1.   DEFINITIONS.  The following terms shall have the following meanings:
          -----------

          "AAA" shall have the meaning set forth in Section 8.
           ---

          "Affiliate" shall mean any person or entity directly or indirectly
           ---------
     controlling, controlled by or under common control with such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract or otherwise and, for greater certainty includes a limited partnership of which such person is the general partner.

          "Applicable Percentage" shall mean 50% until such time as Pinnacle has
           ---------------------
     entered into a joint venture or other agreement, in addition to, but similar in type, to the Encal Agreement (as defined in Exhibit A), and thereafter 25% regardless of how many other agreements into which Pinnacle has entered.

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          "Buffer Zone" shall mean for each Exploration Area the area one
           -----------
     township (six miles) in width and length surrounding such Exploration Area.

          "Confidential Information" shall have the meaning set forth in Section
           ------------------------
     6.

          "Evaluation Period" shall have the meaning set forth in Section 2.4.
           -----------------

          "Excluded Lands" shall have the meaning set forth in Section 12.
           --------------

          "Exclusive Areas" shall have the meaning set forth in Section 2.7.
           ---------------

          "Expiration Date" shall have the meaning set forth in Section 5.
           ---------------

          "Existing Agreements" shall mean those agreements between Pinnacle and
           -------------------
     Third Parties described on Exhibit A attached hereto and made a part
                                ---------
     hereof.

          "Exploration Areas" shall mean the areas of land selected by CamWest
           -----------------
     pursuant to Section 2.1 and, initially, with respect to such areas the corresponding Buffer Zone. No Exploration Area, excluding its corresponding Buffer Zone, shall exceed 2400 square miles.

          "Exploratory Prospect" shall mean the geographic area and appropriate
           --------------------
     spacing unit or units (including the entire spacing unit, in case that the Exploratory Prospect only partially covers a spacing unit) covering an SFD Anomaly identified by Pinnacle utilizing SFD Technology and accepted by CamWest pursuant to this Agreement, including any area of mutual interest lands as defined in Article XV of the Operating Agreement (as if the Exploratory Prospect were considered Joint Lands under the Operating Agreement).

          "Key Tract" shall have the meaning set forth in Section 2.6.
           ---------

          "License" shall have the meaning set forth in Recital A.
           -------

          "Minimum Project Inventory" shall have the meaning set forth in
           -------------------------
     Section 2.2.

          "Newco" shall have the meaning set forth in Section 11.
           -----

          "Operating Agreement" shall have the meaning set forth in Section 3.5.
           -------------------

          "Petroleum and Natural Gas Rights" shall mean all rights to and in
           --------------------------------
     respect of Petroleum Substances arising by virtue of any leases, farmins, joint venture agreements or other similar documents that (i) grant, reserve or otherwise confer the rights to explore, drill, produce, or take Petroleum Substances, or (ii) share in the production of Petroleum Substances.

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          "Petroleum Substances" shall mean any crude oil, crude bitumen and
           --------------------
     products derived therefrom; synthetic crude oil; petroleum; natural gas; coal gas; natural gas liquids; and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including sulphur, to the extent such substances are granted by the title documents pertaining thereto.

          "Rejected Anomaly" shall have the meanings set forth in Sections 2.4
           ----------------
     and 2.5.

          "Royalty Interest" shall have the meaning set forth in Section 3.4.
           ----------------

          "SFD" shall mean stress field detector.
           ---

          "SFD Anomaly" shall mean an anomalous geological or geophysical
           -----------
     feature prospective of containing Petroleum Substances, identified by Pinnacle using the SFD Technology and SFD Data in accordance with Pinnacle's practices and procedures.

          "SFD Data" shall mean primary signal data derived from the use of the
           --------
     SFD Technology.

          "SFD Information" shall have the meaning set forth in Section 2.3.
           ---------------

          "SFD Profile" shall mean the processed SFD Data represented in graphic
           -----------
     form.

          "SFD Survey" shall mean the act and result of exploratory surveying by
           ----------
     Pinnacle for the purpose of locating SFD Anomalies and utilizing the SFD Technology; the collection of SFD Data; the processing, interpretation and analysis of SFD Data by Pinnacle; and the presentation and evaluation of SFD Anomalies to CamWest. The Parties acknowledge that the collection of SFD Data will be done by Pinnacle primarily using an aircraft but may include any other means that are either necessary or desirable under the particular circumstances following the mutual agreement of the Parties.

          "SFD Technology" shall mean the stress field detector technology to be
           --------------
     used by Pinnacle in conducting the SFD Survey.

          "Third Party" shall mean a person, corporation, partnership, trust, or
           -----------
     any other entity that is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

          "Working Interest" shall have the meaning set forth in Section 3.3.
           ----------------

     2.   COVENANTS.  Pinnacle and CamWest hereby agree as follows:
          ---------

          2.1  SELECTION OF EXPLORATION AREAS. CamWest shall from time to time
     (i) select Exploration Areas within which an SFD Survey will be conducted by Pinnacle, and (ii) determine the order in which Pinnacle shall survey each selected Exploration Area. CamWest shall provide Pinnacle with information pertaining to any Excluded Lands in the Exploration Area. Pinnacle shall within 15 days after such selection by CamWest, advise

     CamWest of any of the following: (i) safety concerns; (ii) conflicts with an area forming part of a Third Party joint venture with Pinnacle or an Affiliate of Pinnacle; (iii) concerns arising in conducting the SFD Survey of a technical nature; or (iv) any other reasonable concern arising in conducting the SFD Survey. In the event that any of the above-mentioned conflicts or concerns arise, Pinnacle and CamWest shall meet to discuss such conflicts or concerns within 15 days after the above-mentioned notice and either (A) jointly modify the Exploration Area, or (B) CamWest shall select another Exploration Area pursuant to this Section 2.1. CamWest may initially select only two Exploration Areas, but may select an additional Exploration Area once Pinnacle has commenced performing a SFD Survey on an Exploration Area, it being the intent that without the mutual consent of the parties there shall be only two unsurveyed Exploration Areas at any one time.

          2.2 CONDUCTING THE SFD SURVEYS. Pinnacle shall conduct the SFD Survey in the Exploration Areas in the order of priority that is established from time to time by CamWest; provided, however, that Pinnacle shall not be
                              --------  -------
     obligated to conduct actual surveying operations on more than one Exploration Area at any given time. Camwest shall provide to Pinnacle any base maps and nonproprietary data available to Camwest concerning each Exploration Area. Pinnacle shall devote at least the Applicable Percentage of its worldwide SFD Survey capacity for CamWest pursuant to this Section
     2.2 until 36 Exploratory Prospects (the "Minimum Prospect Inventory") have been accepted by CamWest. When the first test well is spudded on an Exploratory Prospect, such Exploratory Prospect shall no longer be included in the calculation of Minimum Prospect Inventory. Whenever the number of remaining Exploratory Prospects falls to or below 30, Pinnacle shall devote at least the Applicable Percentage of its worldwide SFD Survey capacity for CamWest pursuant to this Section 2.2 until such time as the Minimum Project Inventory is again achieved. Pinnacle shall conduct each SFD Survey utilizing the SFD Technology in a professional and diligent
     manner.   Pinnacle shall use individuals who have the capability and expertise to conduct each SFD Survey. The costs of each SFD Survey shall be apportioned as follows:

               (a) Pinnacle shall contribute 100% of the associated internal costs, including data acquisition, data processing, data interpretation, administrative, research and development, and salaries of its and its Affiliates' employees; and

               (b) CamWest shall pay 100% of Pinnacle's direct external data acquisition costs for the SFD Surveys, including aircraft rental payments, pilots' fees (or in the event the plane is owned or leased by Pinnacle or the pilot is an employee of Pinnacle, then the actual allocated cost of such plane and pilot but in no event greater than the amount of money equal to the arms-length rental costs of a comparable plane and/or pilot), and 100% of the reasonable travel expenses of Pinnacle's and its Affiliates' employees incurred in performing the SFD Survey; provided, however, that the costs described
                                     --------  -------
          in this Section 2.2(b) shall not include salaries of Pinnacle's or its
          Affiliates' employees.

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

          Upon the reasonable request of CamWest Pinnacle will resurvey any portion of an Exploration Area provided that the parties will bear the costs of such resurvey as set forth in this Section 2.2.

          2.3 CONVEYANCE OF DATA. Provided that at no time shall Pinnacle be obligated to spend more than the Applicable Percentage of its worldwide SFD Survey capacity pursuant to this Agreement, Pinnacle agrees that within 120 days after CamWest informs Pinnacle of an Exploration Area pursuant to
     Section 2.1 above (or if a joint meeting was called to modify the Exploration Area, then within 120 days of the resolution achieved pursuant to Section 2.1(A), or such longer period as may be required by Pinnacle, provided that Pinnacle is making the Applicable Percentage of its world-wide SFD Survey capacity available pursuant to this Agreement) with respect to such Exploration Area Pinnacle shall at no cost to CamWest (except as set forth in Section 3) allow Camwest to view the visual SFD Profiles and deliver to Camwest a map of flight lines and locations of major anomalous features, whether or not they comprise SFD Anomalies. Pinnacle shall provide written interpretations and recommendations on those anomalous SFD features that Pinnacle presents as the major SFD Anomalies in an Exploration Area. The data and information specified in this Section 2.3 are collectively referred to as the "SFD Information".

          2.4 REVIEW OF DATA. Within 90 days after Pinnacle presents CamWest with the SFD Information pursuant to Section 2.3 (the "Evaluation Period"), CamWest shall:

               (a) review each Exploration Area to delineate and accept one or more Exploratory Prospects within such Exploration Area. After the end of the Evaluation Period for each Exploration Area, the corresponding Buffer Zone will be a part of such Exploration Area only to the extent that it overlaps with an Exploratory Prospect. Any SFD Anomaly disclosed by the SFD Information but not included within an Exploratory Prospect shall be deemed a "Rejected Anomaly" and be thereafter governed by Section 11;

               (b) use all reasonable efforts to perform an economic analysis of each Exploratory Prospect utilizing conventional oil and gas industry evaluation techniques, which analysis shall be conducted in a professional manner using qualified personnel; and

               (c) provide Pinnacle with the results of such economic analysis; provided, however, that (i) CamWest makes no representations or
          -------- -------
          warranties with respect to the accuracy of the economic analysis, (ii) Pinnacle shall perform its own independent analysis prior to making its election under Section 3.2, and (iii) CamWest shall in no event be liable to Pinnacle, its Affiliates, or any Third Party for the accuracy of the economic analysis.

          2.5 REVIEW OF EXPLORATORY PROSPECTS. CamWest may utilize conventional oil and gas industry methods to perform further evaluation work with respect to each Exploratory Prospect. CamWest may in its sole discretion decide whether or not the drilling of a test well on such Exploratory Prospect is warranted. If CamWest provides written notice to Pinnacle of CamWest's election not to drill a test well on an Exploratory Prospect, it shall include an explanation for such election with reasonable particulars and then such Exploratory Prospect shall (A) be deemed a "Rejected Anomaly," and (B) not count toward the Minimum Project Inventory.

          2.6 SECURING PETROLEUM AND NATURAL GAS RIGHTS. If after reviewing an Exploratory Prospect pursuant to Section 2.5 CamWest decides in its sole discretion to drill a test well, CamWest shall use prudent and reasonable efforts to secure the Petroleum and Natural Gas Rights to all or any portion of the Exploratory Prospect, such rights to be held pursuant to the terms and conditions of this Agreement and the Operating Agreement. If CamWest, after reasonable efforts, cannot secure satisfactory Petroleum and Natural Gas Rights to an Exploratory Prospect then such Exploratory Prospect shall be deemed a "Key Tract" as evidenced by a written designation delivered by CamWest to Pinnacle. If CamWest cannot secure satisfactory Petroleum and Natural Gas Rights to the Key Tract within two years from the date the Exploratory Prospect is designated a Key Tract, such Exploratory Prospect shall become a Rejected Anomaly, and the rights with respect to such Rejected Anomaly shall be governed by Section 11 of this Agreement. If the Parties secure the Petroleum and Natural Gas Rights to the Key Tract within the two years from the date the Exploratory Prospect is deemed to be a Key Tract, such Key Tract shall be subject to the terms of this Agreement, including the payment provisions contained in
     Section 3.

          2.7 EXCLUSIVITY. Pinnacle agrees that without the prior written consent of CamWest, Pinnacle will not conduct any SFD Surveys for any Third Party on the areas (the "Exclusive Areas") described on Exhibit B, attached
                                                             ---------
     hereto and made a part hereof, which may be amended from time to time by mutual agreement of the Parties but in no event shall the Exclusive Areas ever (i) cover any areas in Canada, (ii) collectively exceed 1,000,000 square miles within the United States and an additional 1,000,000 square miles elsewhere in the world or (iii) number more than 25 for the United States and an additional 25 for the rest of the world. Similarly, after an Exploration Area or Exploratory Prospect has been established pursuant to this Agreement, Pinnacle may not conduct an SFD Survey within such area or prospect for any Third Party.

     3. PINNACLE'S INTEREST. Pinnacle shall be entitled to the following interest:

          3.1 INITIAL INTEREST. Unless and until Pinnacle elects to be a Royalty Interest owner with respect to any Exploratory Prospect, it shall be deemed to be a Working Interest owner and will pay its share of all related costs (except seismic, geophysical and geological costs and other costs described in Section 2.2(b)) pursuant to the invoicing and payment procedures set forth in the Operating Agreement as if such agreement then applied to such Exploratory Prospect.

          3.2 ELECTION BY PINNACLE. At any time from the day on which an Exploratory Prospect is accepted by CamWest until the 15th day (or if a drilling rig is located on the test well site, then 48 hours) after the day on which CamWest informs Pinnacle that

     CamWest intends to drill a test well within the Exploratory Prospect, then Pinnacle may elect to either (i) participate in the Exploratory Prospect as a Royalty Interest owner as set forth in Section 3.4, (ii) or remain a Working Interest owner as set forth in Section 3.3. If Pinnacle elects to participate as a Royalty Interest owner in the Exploratory Prospect, then
     (A) Pinnacle shall immediately convey and transfer its entire beneficial and legal Working Interest in the Exploratory Prospect to CamWest prior to the spudding of the test well in exchange for consideration equal to the amount paid by Pinnacle with respect to acquisition costs for Petroleum and Natural Gas Rights with respect to such Exploratory Prospect, and (B) the Parties shall execute an assignment of the Royalty Interest.

          3.3 WORKING INTEREST. Pinnacle's cost bearing interest (the "Working Interest"), if any, for each Exploratory Prospect shall be subject to the following terms:

               (a) The interest shall be 45% proportionately reduced in the event CamWest's working interest in the Exploratory Prospect (on a property by property basis) is less than 100%, provided that if Pinnacle desires to participate for less than a 45% Working Interest, it may do so if it so notifies CamWest on or before the times set forth in Section 3.2; and

               (b) Pinnacle shall contribute directly its pro rata share of all costs in developing the Exploratory Prospect including costs associated with land acquisition, drilling, completion, surface facilities, lease operations; provided, however, that Pinnacle shall
                                        --------  -------
          not be required to contribute any seismic, geological, or geophysical costs or other costs described in Section 2.2(b).

          3.4 ROYALTY INTEREST. Pinnacle's royalty interest (the "Royalty Interest"), if any, for each Exploratory Prospect shall be subject to the following terms:

               (a) The interest shall be in the amount determined as set forth in Exhibit F, attached hereto and made a part hereof; and
             ------- -

               (b) The interest shall not be reduced by any costs associated with developing the Exploratory Prospect, including costs associated with land acquisition, seismic surveying, drilling, testing, completing, surface facilities, lease operations; provided, however,
                                                            --------  --------
          that Pinnacle shall not be reimbursed for any costs described in
          Section 2.2(a) and such interest shall be subject to the deductions described in Exhibit F.
                       ------- -
          3.5 OPERATING AGREEMENT; ASSIGNMENTS. Unless otherwise agreed by the Parties and as between the Parties, all operations on an Exploratory Prospect in which Pinnacle has a Working Interest (i) shall be done pursuant to and (ii) the rights and obligations (to the extent not inconsistent with the terms and conditions of this Agreement) of the Parties shall be governed by the operating agreement, together with the exhibits attached thereto, attached hereto as Exhibit D, (the "Operating
                                                   ---------
     Agreement"). Any assignment of a Working Interest shall be done by an instrument substantially in the form of Exhibit E attached hereto and made
                                             ---------
     a part hereof and any assignment of a Royalty

     Interest shall be done by an instrument in the form of Exhibit F attached
                                                            ---------
     hereto and made a part hereof. CamWest shall make assignments to Pinnacle on an Exploratory Prospect by Exploratory Prospect basis and with respect to each Exploratory Prospect on or before the date when CamWest commences drilling of the first test well. In the event of any conflict between the terms of the Operating Agreement and the terms of this Agreement, the terms of this Agreement shall prevail to the extent of conflict.

     4.   REPRESENTATIONS AND WARRANTIES.
          ------------------------------

          4.1 PINNACLE'S REPRESENTATIONS AND WARRANTIES. POII and POI hereby represent and warrant to CamWest as follows:

               (a) Each of POII, POI, and POC is a corporation duly organized, validly existing, and in good standing under the laws of the State or Country of its incorporation and either is or will be qualified to do business in each state, province, or country where the nature of its business requires it to be qualified;

               (b) POII, POI, and POC each have the full power and authority to execute and deliver under this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any of the provisions of any contract, lease, agreement, instrument, order, judgment, or decree to which POII, POI, or POC is a party or by which any of them may be bound;

               (c) There are no claims, actions, suits or proceedings pending, or to the best knowledge of POII, POI, or POC threatened, against POII, POI, or POC or the SFD Technology before any court, governmental authority, or arbitrator other than those set forth in Exhibit G;
                                                                 ---------

               (d) Pinnacle has good and marketable title to, or a valid leasehold interest in, the properties and assets (other than rights licensed to Pinnacle and its Affiliates, including rights licensed under the License) used by them, located on their premises, or shown on their most recent balance sheet, or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet. With respect to rights licensed to Pinnacle and its Affiliates, including rights licensed under the License, Pinnacle and its Affiliates have good and marketable title to such licensed rights (subject to the terms of the applicable license agreement) used by them or shown on their most recent financial statements or acquired after the date thereof.

               (e) Pinnacle and its Affiliates own or have the right to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary for the operation of the businesses of Pinnacle and its Affiliates as presently conducted and as presently proposed to be conducted. Each of Pinnacle and its Affiliates has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses. Notwithstanding the foregoing, CamWest understands that neither Pinnacle and its Affiliates nor Momentum has patent protection with respect to the SFD Technology, and nothing in this representation or this Agreement shall be construed to require Pinnacle and its Affiliates or Momentum to obtain such patent protection.

               (f) To the actual knowledge of Pinnacle, with no obligation to investigate, none of Pinnacle or its Affiliates has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and none of Pinnacle and the directors and officers (and employees with responsibility for intellectual property matters) of Pinnacle or its Affiliates has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any of Pinnacles or its Affiliates must license or refrain from using any intellectual property rights of any third party). Notwithstanding the foregoing, CamWest understands that neither Pinnacle nor its Affiliates or Momentum represent that the SFD Technology does not interfere with, infringe upon, misappropriate or violate the intellectual property rights of third parties (although none of Pinnacle, its Affiliates or Momentum have any actual knowledge of any such infringement), and nothing in this representation or this Agreement shall be construed to mean that Pinnacle or its Affiliates or Momentum have made any such representation.

          4.2 CAMWEST'S REPRESENTATIONS AND WARRANTIES. CamWest hereby represents and warrants to Pinnacle as follows:

               (a) CamWest is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Arkansas and either is or will be qualified to do business in each state, province, or country where the nature of its business requires it to be qualified;

               (b) CamWest has the full power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any of the provisions of any contract, lease, agreement, instrument, order, judgment, or decree to which CamWest is a party or by which CamWest may be bound;

               (c) There are no claims, actions, suits or proceedings pending, or to the best knowledge of CamWest threatened, against CamWest before any court, governmental authority, or arbitrator;and

               (d) CamWest Inc, the sole general partner of CamWest, has the full power and authority to execute and deliver this agreement on behalf of CamWest.

          4.3 MOMENTUM'S REPRESENTATIONS AND WARRANTIES. Momentum hereby represents and warrants to CamWest as follows:

               (a) Momentum is a corporation duly organized, validly existing, and in good standing under the laws of the Bahamas and either is or will be qualified to do business in each state, province, or country where the nature of its business requires it to be qualified;

               (b) Momentum has the full power and authority to execute and deliver under this Agreement. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any of the provisions of any contract, lease, agreement, instrument, order, judgment, or decree to which Momentum is a party or by which Momentum may be bound;

               (c) There are no claims, actions, suits or proceedings pending, or to the best knowledge of Momentum, threatened, against Momentum or the SFD Technology before any court, governmental authority, or arbitrator except as set forth on Exhibit G;

               (d) Momentum has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on their most recent balance sheet, or acquired after the date thereof, free and clear of all security interests, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet.

     5.   TERM. This Agreement shall commence on the date of this Agreement and
          ----
shall terminate on the Expiration Date, unless terminated or extended according to the provisions of this Agreement. The term "Expiration Date" shall mean the date four years after the date that five or more Exploratory Prospects have been designated and accepted by CamWest pursuant to the terms of this Agreement.

     6.   CONFIDENTIALITY.   Each Party agrees not to disclose to any third
          ---------------
party any Confidential Information (defined below) of the other Party, except as follows:

          (a) to the extent that disclosure to a Third Party is required by applicable law or regulation (including regulations of any applicable stock exchange);

          (b) to the extent disclosure is necessary or advisable, to its employees, contractors, consultants or advisors, or to its Affiliates or their employees, consultants or advisors, in each case for the purpose of carrying out their duties hereunder;

          (c) to banks or other financial institutions or agencies or any independent accountants or legal counsel or investment advisors employed by the Parties to the extent disclosure is necessary or advisable to seek or obtain financing;

          (d) to the extent reasonably necessary, disclosure to Third Parties to enforce this Agreement; or

          (e)  as agreed between the Parties;

provided, however, that in each case of Third Party disclosure pursuant to (b),
--------  -------
(c), or (d), the Party making the third-party disclosures shall first require the Third Party to sign a written confidentiality agreement requiring obligations of the Third Party of use and nondisclosure of the disclosed Confidential Information commensurate in scope of the obligations of the Parties under this Section 6. The obligation of each Party not to disclose Confidential Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of either of the Parties. As used in this paragraph, the term "Confidential Information" shall mean all information, including any test well information, SFD Data, SFD Information and any conventional oil and gas industry evaluation and analysis data, acquired by the Parties as a result of any operation conducted pursuant hereto within an Exploration Area.

     7.   PROPERTY. The Parties agree that any SFD Data and SFD Information
          --------
shall be the property of Pinnacle. The Parties agree that any (i) test well information and (ii) conventional oil and gas industry evaluation and analysis data not assigned to Newco shall be the property of CamWest; provided, however,
                                                             --------  -------
that if Pinnacle elects to acquire a Working Interest in an Exploratory Prospect, such information and data relating to such Exploratory Prospect shall be jointly owned by the Parties.

     8.   ARBITRATION.
          -----------

          8.1 SUBMISSION TO ARBITRATION. The Parties hereby submit all controversies, claims and matters of difference arising under this Agreement (other than those, if any, relating to ownership of the SFD Technology or SFD
Data) to arbitration. Without limiting the generality of the foregoing, the following shall be considered controversies for this purpose: (a) all questions relating to the interpretation or breach of this Agreement, (b) all questions relating to any representations, negotiations and other proceedings leading to the execution hereof, and (c) all questions as to whether the right to arbitrate any such question exists.

          8.2 INITIATION OF ARBITRATION AND SELECTION OF ARBITRATORS. The Party desiring arbitration shall so notify the other Party, identifying in reasonable detail the matters to be arbitrated and the relief sought. Arbitration hereunder shall be before a three-person panel of neutral arbitrators. The American Arbitration Association (the "AAA") shall submit a list of potential arbitrators and the Parties shall select three arbitrators in the manner established by the AAA. In the event that any Party fails to select arbitrators as required above, the AAA shall select such arbitrators. The arbitrators shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. If the arbitrators so desire they shall have the authority to retain the services of a neutral judge or attorney (whose fees shall be treated as an arbitrator's fees) to assist them in administering the arbitration and conducting any hearings and taking evidence at such hearings or otherwise.

          8.3 ARBITRATION PROCEDURES. All matters arbitrated hereunder shall be arbitrated in Denver, Colorado, pursuant to Colorado law, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except to the extent such rules conflict with

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

the express provisions of this Section 8 (which shall prevail in the event of such conflict); provided, however, that all substantive law issues relating to
                --------  -------
the rights and obligations of the parties under this Agreement shall be governed by Section 13.15. The arbitrators shall conduct a hearing no later than 45 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within 10 days of the hearing. At the hearing, the Parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. Any award entered in an arbitration shall be made by a written opinion stating the reasons for the award made.

          8.4 ENFORCEMENT. This submission and agreement to arbitrate shall be specifically enforceable. Arbitration may proceed in the absence of any Party if notice of the proceedings has been given to such Party. The Parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all Parties to the extent and in the manner provided by Colorado law. All awards may be filed with the clerk of one or more courts, state, federal or foreign having jurisdiction over the Party against whom such award is rendered or its property, as a basis of judgment and of the issuance of execution for its collection. No Party shall be considered in default hereunder during the pendency of arbitration proceedings specifically relating to such default.

          8.5 FEES AND COSTS. The arbitrators' fees and other costs of the arbitration and the reasonable attorney fees, expert witness fees and costs of the prevailing Party shall be borne by the non-prevailing Party. In its written opinion, the arbitration panel shall, after comparing the respective positions asserted in the arbitration claim and answer thereto, declare as the prevailing Party the Party whose position was closest to the arbitration award (not necessarily the Party in favor of which the award on the arbitration claim is rendered) and declare the other Party to be the non-prevailing Party. The arbitration award shall include an award of the fees and costs provided by this
Section 8.5 against the non-prevailing Party.

     9.   DISPOSITION OF REMAINING RIGHTS UPON TERMINATION. After the Expiration
          ------------------------------------------------
Date, Exploratory Prospects, interests in which have not previously been assigned to Newco or Pinnacle pursuant to Section 3.5, shall be continue to be governed by Sections 2.4, 2.5, 2.6, 3.1through 3.5, 6, 7, 8, 10, 11, 12 and 13.

     10.  OTHER OPPORTUNITIES.  Pinnacle acknowledges that CamWest has no
          -------------------
obligation to offer an opportunity to participate, negotiate with, provide information to or accept any party to an Existing Agreement or any other agreement as an operator or participant with respect to the Exclusive Area and the Exploratory Prospects generated pursuant to this Agreement.

     11.  REJECTED ANOMALIES. The rights associated with all Rejected Anomalies,
          ------------------
including all applicable SFD Information, shall be contributed by the Parties to a separate, Colorado limited liability company ("Newco") in which CamWest and Pinnacle, or Affiliates thereof, each own a 50% membership interest. CamWest shall be the manager of Newco. Newco shall be responsible for all marketing of the property and rights contributed to or acquired by it. CamWest covenants that it will use diligent efforts to market the assets of Newco and that any sales made by Newco will be on arms length terms. Following the formation of Newco, the Parties shall negotiate in good faith to settle the terms of and execute an operating agreement relating to the governance of Newco. Any Petroleum and Natural Gas rights assigned to or acquired by Newco will be free and clear of any Royalty Interest or other burdens created pursuant to this Agreement.

     12.  EXCLUDED LANDS. Notwithstanding anything contained in this Agreement
          --------------
to the contrary, Excluded Lands are specifically excluded from the terms of this Agreement. "Excluded Lands" shall mean the following Petroleum and Natural Gas Rights, lands, tangibles, and associated interests of CamWest and its Affiliates to the extent such property rights are not acquired as the result of SFD Data, SFD Information, and SFD Anomalies (the "Excluded Lands"):

          (a) the acquisition of any interest in lands, Petroleum and Natural Gas Rights, corporations, partnerships, or other entities as such by either (i) the purchase of an equity interest therein or by merger,
          (ii) or other business combination therewith when the primary purpose of such acquisition is not to obtain an interest in the Excluded Lands;

          (b) any interest in lands or Petroleum and Natural Gas Rights that is held by CamWest or its Affiliates as of the date of this Agreement that either have reserves that have been proven or are capable of producing Petroleum Substances;

          (c) the purchase of any oil and gas reserves (whether proven or probable reserves) unless the Parties mutually agree to include such purchase within this Agreement;

          (d) any interest in lands or Petroleum or Natural Gas Rights with respect to which CamWest or its Affiliates (i) have conducted technical or analysis work, and (ii) are pursuing the acquisition of such lands or Petroleum and Natural Gas Rights;

          (e) any other interest in lands, Petroleum and Natural Gas Rights, tangibles, and associated interests (i) in which CamWest has an interest, has a right to acquire an interest, or acquires an interest, and (ii) that is not made a part of this Agreement in accordance with the terms and conditions hereof.

     13.  MISCELLANEOUS.
          -------------

          13.1 NOTICES. All notices and other required communications hereunder shall be in writing, addressed as follows:

               If to Pinnacle:
               --------------

               Pinnacle Oil International Inc.
               Suite 750, Phoenix Place
               840 - 7th Avenue S.W.
               Calgary, Alberta   T2P 3G2
               Canada

               Attention:  President
               Facsimile:  (403) 246-6442

               If to CamWest:
               -------------

               CamWest Limited Partnership
               321 N. Central Expressway; Suite 350
               McKinney, Texas  75070

               Attention:  Kim Eubanks
               Facsimile:  (972) 542-2170

Notices shall be given (a) by personal delivery to the other Party, (b) by facsimile, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile, on the date the facsimile is received if received during business hours, otherwise the next business day and
(iii) if solely by mail, upon receipt by the addressee. A Party may change its address by notice to the other Party.

          13.2 COMPLIANCE WITH LAWS. Each Party shall comply in all material respects with all applicable federal, state and local laws, regulations and codes, and shall obtain all permits and licenses when needed in the performance of its obligations under this Agreement.

          13.3 DAMAGES. In the event of a default by either Party under this Agreement, the other Party shall have all remedies available to it under this Agreement at law and in equity, provided that in no event shall either party ever be liable for special, punitive, or consequential damages.

          13.4 DEFAULT AND TERMINATION.

               (a) If any Party fails to perform any obligation required to be performed hereunder, the non-defaulting Party may provide the defaulting Party written notice to remedy the default. If the defaulting Party (i) does not commence actions to remedy the default within 30 days after receiving such notice, and (ii) proceed diligently and continuously to remedy such default, then the non-defaulting Party may terminate this Agreement by providing written notice to the defaulting Party.

               (b) CamWest may terminate this Agreement by providing written notice to Pinnacle upon the occurrence of any of the following events:
          (i) the breach of any representation, warranty or covenant contained herein by Pinnacle or any of its Affiliates, to the extent that such breach could have a material adverse effect on CamWest or (ii) Pinnacle or any of its Affiliates are not the owners of or have a license to use the SFD Technology.

               (c) Pinnacle may terminate this Agreement by providing written notice to CamWest upon the breach of any representation, warranty or covenant contained herein by CamWest or any of its Affiliates, to the extent that such breach could have a material adverse effect on Pinnacle.

          13.5. INDEMNIFICATION. Each Party shall indemnify, hold harmless and defend the other and the other's directors, trustees, agents, officers, management, members, managers and employees against all claims, demands, judgments and associated costs and expenses related to property damage, environmental damage, bodily injury or death resulting from any breach of this Agreement (including the representations and warranties herein), negligence or willful misconduct by such Party. In the event such loss or damage is caused by any joint or concurrent act or failure to act of Pinnacle and CamWest, such loss or damage shall be borne by Pinnacle and CamWest in proportion to the degree of negligence attributable to each Party. In addition, Pinnacle shall indemnify, hold harmless, and defend CamWest from any and all liability or costs arising from the action described on Exhibit G.

          13.6. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective Parties; provided, however, that except with respect to transfers by a Party to
         --------- --------
its Affiliates, no Party shall transfer its rights or obligations hereunder without the prior written consent of the other Parties. Notwithstanding the assignment by POII of any of its obligations hereunder to an Affiliate, CamWest may still look to POII for the performance of Pinnacle's obligations hereunder.

          13.7. AMENDMENTS. This Agreement shall not be amended except in writing executed by all Parties.

          13.8. WAIVER. A waiver by either Party of a default hereunder shall not be deemed to be a waiver of any subsequent default, nor shall any delay in asserting a right hereunder be deemed a waiver of such right. The preceding sentence shall not be construed as a waiver of any applicable statute of limitations. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any provisions or relinquishment of any such rights, but the same shall continue and remain in full force and effect. All remedies afforded under this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided for herein and by law.

          13.9. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          13.10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings between the Parties relating to the subject matter hereof.

          13.11. SEVERABILITY. If any provision of this Agreement shall be determined by any relevant authority having jurisdiction to be unlawful, unenforceable, invalid, void or voidable, the legality, validity or enforceability of the remainder of this Agreement shall not be affected or impaired thereby and the unlawful, unenforceable, invalid, void or voidable term or terms shall be deemed deleted from this Agreement to the same extent as if never incorporated.

          13.12. SURVIVAL. The indemnity and confidentiality provisions of this Agreement shall survive the termination of this Agreement.

          13.13. CONSTRUCTION OF AGREEMENT. In construing this Agreement:

          (a) no consideration shall be given to the captions of the articles, sections, subsections or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

          (b) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement;

          (c) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

          (d) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

          (e) the plural shall be deemed to include the singular, and vice versa; and

          (f)    each gender shall be deemed to include the other gender.

          13.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument.

          13.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES.

          13.16. NO PARTNERSHIP. Neither this Agreement nor any provision herein shall or be construed as constituting a partnership, agency, or joint venture or similar relationship between CamWest and Pinnacle.

          13.17. NO HYDROCARBON WARRANTY. Neither party makes any warranty or representation to the other as to the presence or economic viability of any hydrocarbons in any SFD Anomaly or Exploratory Prospect identified or developed pursuant to this agreement.

          13.18. FACILITIES. In the event any Petroleum Substances produced from an Exploratory Prospect and owned by Pinnacle are processed by a facility in which Pinnacle owns no interest, CamWest shall use all reasonable efforts to ensure that Pinnacle receives no less favorable terms for such processing than are received by CamWest.

                          [signature page to follow]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the year and date first above written.


                              CAMWEST LIMITED PARTNERSHIP

                              By:  CamWest, Inc., its general partner
                                       By: /s/ Kim L. Eubanks
                                           -------------------------------
                                       Kim L. Eubanks, President



                              PINNACLE OIL INTERNATIONAL, INC.


                              By:  /s/ George Liszicasz
                                   -------------------------------
                              George Liszicasz, CEO and Chairman of the Board


                              By:  /s/ Dirk Stinson
                                   -------------------------------
                              Dirk Stinson, President and COO

                              PINNACLE OIL, INC.


                              By:  /s/ George Liszicasz
                                   -------------------------------
                              George Liszicasz, CEO and Chairman of the Board


                              By:  /s/ Dirk Stinson
                                   -------------------------------
                              Dirk Stinson, President and COO

                              PINNACLE OIL CANADA LTD.


                              By:  /s/ George Liszicasz
                                   -------------------------------
                              George Liszicasz, CEO and Chairman of the Board


                              MOMENTUM RESOURCES LTD.


                              By:  /s/ R. Dirk Stinson
                                   -------------------------------
                              Print Name:
                                           -----------------------
                              Title:
                                      ----------------------------

Page 18 of 22